                                                                    EXHIBIT 99.3



                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                              REPORT ON EXAMINATION

                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                          INDEPENDENT AUDITORS' REPORT



                                    Contents


                                                                          Page

Report of Independent Auditors...........................................   1

Audited Financial Statements.

Balance Sheet............................................................   2
Statements of Income and Comprehensive Income............................   3
Statements of Changes in Stockholder's Equity............................   4
Statements of Cash Flows.................................................   5
Notes to Financial Statements............................................   6

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Cass Communications, Inc.


           We have audited the accompanying balance sheets of Cass Communications (a division of Cass Communications, Inc.) as of December 31, 2000 and 1999, and the related statements of income and comprehensive income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cass Communications (a division of Cass Communications, Inc.) as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                    /s/  Hutton, Nelson & McDonald LLP


Oakbrook Terrace, Illinois
August 30, 2001

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                                 BALANCE SHEETS


                                     ASSETS

                                                                December 31,
                                                             2000          1999
                                                         ----------    -----------
Current assets
     Cash                                                $    63,471   $   621,552
     Investments (Note 3)                                         --       946,860
     Accounts receivable
           Trade, less allowance for doubtful accounts
               of $23,415 and $11,333, respectively        6,139,565     7,037,285
           Cass Recruitment Media                            819,537            --
           Other                                               2,042            --
     Prepaid expenses                                        204,660       245,713
                                                         -----------   -----------
                         Total current assets              7,227,233     8,853,452
                                                         -----------   -----------

Property and equipment - net (Notes 4 and 5)               2,118,864     1,812,489
                                                         -----------   -----------
Other assets
     Deposits                                                246,606       187,269
     Investments (Note 3)                                         --       550,753
                                                         -----------   -----------

                                                             246,606       738,022
                                                         -----------   -----------

                                                         $ 9,592,703   $11,403,963
                                                         ===========   ===========

           LIABILITIES AND STOCKHOLDER'S EQUITY


Current liabilities
   Note payable - bank (Note 6)                          $   400,000   $        --
   Accounts payable
         Trade                                             3,045,492     4,506,306
         Cass Recruitment Media                                   --         1,339
   Accrued liabilities (Note 7)                            3,560,797     3,038,791
   Loss contingency (Note 8)                               1,475,000            --
                                                         -----------   -----------

                         Total current liabilities         8,481,289     7,546,436
                                                         -----------   -----------

Accrued rent expense (Note 10)                               246,828       174,700
                                                         -----------   -----------

Stockholder's equity
  Common stock, no par value; authorized 1,000
           shares; issued and outstanding 50 shares           20,500        20,500
  Accumulated earnings                                       844,086     3,011,360
  Accumulated other comprehensive income                          --       650,967
                                                         -----------   -----------
                                                             864,586     3,682,827
                                                         -----------   -----------
                                                         $ 9,592,703   $11,403,963
                                                         ===========   ===========



                          The accompanying notes are an
                             integral part of these
                              financial statements.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME



                                                              Year Ended December 31,
                                                           ----------------------------
                                                              2000              1999
                                                           -----------      -----------

Revenue - net (Note 1)                                     $ 9,626,520      $ 9,452,627
Operating expenses                                           7,491,652        6,893,445
                                                           -----------      -----------

Income from operations                                       2,134,868        2,559,182
Other income (expense)
  Investment income                                             13,979            4,846
  Realized gain on distribution of investments to
    stockholder                                                591,788               --
  Interest expense                                            (119,366)         (60,472)
  Litigation charge (Note 8)                                (1,475,000)              --
  Other expense - net                                          (11,851)         (70,121)
                                                           -----------      -----------

Income before income taxes                                   1,134,418        2,433,435
Income taxes (Note 9)                                           60,291           21,928
                                                           -----------      -----------

Net income                                                   1,074,127        2,411,507
Other comprehensive income
  Unrealized loss on investments                               (59,179)        (273,761)
  Reclassification adjustment for gain included in net
     income                                                   (591,788)              --
                                                           -----------      -----------

Comprehensive income                                       $   423,160      $ 2,137,746
                                                           ===========      ===========



                          The accompanying notes are an
                             integral part of these
                              financial statements.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY


                                                                                         Accumulated
                                                Common Stock                               Other            Total
                                       ----------------------------      Accumulated    Comprehensive    Stockholder's
                                          Shares          Amount          Earnings         Income            Equity
                                       -----------      -----------      -----------     -----------     -----------
Balance, January 1, 1999                        50      $    20,500      $ 1,466,302     $   924,728     $ 2,411,530

   Net income                                                              2,411,507                       2,411,507

   Unrealized loss on investments                                                           (273,761)       (273,761)

   Cash distributions                                                       (866,449)                       (866,449)
                                       -----------      -----------      -----------     -----------     -----------

Balance, December 31, 1999                      50           20,500        3,011,360         650,967       3,682,827

   Net income                                                              1,074,127                       1,074,127

   Unrealized loss on investments                                                            (59,179)        (59,179)

   Reclassification adjustment for
      gain included in net income                                                           (591,788)       (591,788)

   Distributions
         Cash                                                             (1,802,967)                     (1,802,967)
         Investments                                                      (1,438,434)                     (1,438,434)
                                       -----------      -----------      -----------     -----------     -----------

Balance, December 31, 2000                      50      $    20,500      $   844,086     $        --     $   864,586
                                       ===========      ===========      ===========     ===========     ===========

                          The accompanying notes are an
                             integral part of these
                              financial statements.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                             Year Ended December 31,
                                                         -----------------------------
                                                            2000              1999
                                                         -----------      -----------
Cash flows from operating activities:
  Net income                                             $ 1,074,127      $ 2,411,507
  Adjustments to reconcile net income to net cash
         provided by operating activities:
     Depreciation and amortization                           744,958          616,064
     Loss on disposition of equipment                         14,866               --
     Realized gain on distribution of investments to
         stockholder                                        (591,788)              --
     Litigation charge                                     1,475,000               --
     Change in assets (increase) decrease                     61,941       (1,878,331)
     Change in liabilities increase (decrease)              (868,019)       1,725,240
                                                         -----------      -----------

     Net cash provided by operating activities             1,911,085        2,874,480
                                                         -----------      -----------

Cash flows from investing activities:
  Capital expenditures                                    (1,067,549)        (849,825)
  Proceeds from disposition of equipment                       1,350               --
                                                         -----------      -----------

     Net cash used in investing activities                (1,066,199)        (849,825)
                                                         -----------      -----------

Cash flows from financing activities:
  Net borrowings (payments) under revolving credit
     agreement                                               400,000         (590,000)
  Cash distributions paid to stockholder                  (1,802,967)        (866,449)
                                                         -----------      -----------

     Net cash used in financing activities                (1,402,967)      (1,456,449)
                                                         -----------      -----------

Net increase (decrease) in cash                             (558,081)         568,206
Cash at beginning of year                                    621,552           53,346
                                                         -----------      -----------

Cash at end of year                                      $    63,471      $   621,552
                                                         ===========      ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest                                            $   108,556      $    60,472
     Income taxes                                        $    60,291      $    21,928
  Noncash investing and financing activities:
     Unrealized loss on investments                      $   (59,179)     $  (273,761)
     Distribution of investments to stockholder          $(1,438,434)              --



                          The accompanying notes are an
                             integral part of these
                              financial statements.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

         1.       SUMMARY OF ACCOUNTING POLICIES

         Basis of Presentation - Cass Communications, Inc. (the "Company") is comprised of two separate divisions, Cass Communications and Cass Recruitment Media. These financial statements present the accounts of Cass Communications ("Cass") only.

         Nature of Operations - Cass acts as an intermediary, or middleman, between national advertising agencies and advertisers, and the media networks which Cass represents. Cass Recruitment Media is a publisher of a variety of recruitment publications and is engaged in other sales and placement activities.

         Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments - Investments are classified as available-for-sale and are carried at market value. Net unrealized gains and losses on investments are reported as a component of accumulated other comprehensive income. Unrealized losses that are other than temporary are charged to income. Realized gains and losses are determined using the specific identification method and are included in net income.

         Property and Equipment - Property and equipment are recorded at cost. Expenditures for renewals and betterments which extend the life of such assets are capitalized. Maintenance and repairs are charged to expense as incurred. Differences between amounts received and net carrying value of assets retired or disposed of are charged or credited to income.

         Software Costs - Certain costs incurred in connection with developing or obtaining internal use software are capitalized by Cass. Capitalized software costs are included in property and equipment and are being amortized over three to five years.

         Depreciation and Amortization - Depreciation and amortization charged to income are computed using the straight-line method based on the estimated useful lives of the assets.

         Revenue Recognition - Cass recognizes revenue and related direct costs upon the publication of advertisements. Discounts on advertising sales are recorded at the time of revenue recognition and deducted from revenue on the Statement of Income and Comprehensive Income. Revenue is reported net of amounts paid to suppliers in accordance with Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." This issue requires reporting of revenue on a net basis when a company acts as an agent or a broker, and not as a principal, and does not assume the risks and rewards of ownership of goods.

         Income Taxes - The Company has elected S corporation status for income tax purposes. Under this election, the Company is not liable for federal income taxes, but is liable for certain state income and replacement taxes. Federal taxable income and tax credits flow through to the stockholder to be reported on his individual income tax return.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

         1.       SUMMARY OF ACCOUNTING POLICIES (Continued)

         Retirement Plan - The Company sponsors a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers all employees meeting age and service requirements. Eligible participants may elect salary deferral contributions up to 20% of compensation, or the maximum amount allowed under the Internal Revenue Code. The plan provides for discretionary matching contributions by the Company. Company contributions charged to operations amounted to $38,861 and $30,433 in 2000 and 1999, respectively.

         Comprehensive Income - Comprehensive income is reported in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and net unrealized gains and losses on investments.

         2.       CASH

                  During 2000 and 1999, Cass maintained bank accounts which at times exceeded the federally insured limit of $100,000. Management believes there is no significant concentration of credit risk with respect to these accounts.

         3.       INVESTMENTS

                  Investments at December 31, 1999 consisted of the following:

                   Marketable securities                           $   946,860
                   Preferred stock in privately-owned
                   corporation                                         550,753
                                                                   -----------

                                                                   $ 1,497,613
                                                                   ===========

                  Gross unrealized gains on investments at December 31, 1999 were as follows:

                   Market value                                    $ 1,497,613
                   Cost                                                846,646
                                                                   -----------

                   Gross unrealized gains                          $   650,967
                                                                   ===========

                  Investments were distributed to the stockholder of the Company in 2000.

         4.       PROPERTY AND EQUIPMENT

                  Property and equipment at December 31, 2000 and 1999 consist of the following:

                                                                       2000           1999
                                                                   -----------     -----------
                   Office furniture and equipment                  $   689,661     $ 1,105,188
                   Computer equipment                                1,368,553       1,880,435
                   Computer software                                   959,248       1,066,492
                   Advertising displays                                621,132       1,180,142
                   Leasehold improvements                              520,249         163,209
                                                                   -----------     -----------

                                                                     4,158,843       5,395,466
                   Accumulated depreciation and
                   amortization                                      2,039,979       3,582,977
                                                                   -----------     -----------

                                                                   $ 2,118,864     $ 1,812,489
                                                                   ===========     ===========

         5.       DEPRECIATION AND AMORTIZATION

         Depreciation and amortization were charged to income, based on the estimated useful lives of the assets, in the following amounts:

                                                                                Estimated
                                                     2000          1999        Life - Years
                                                  -----------    -------       ------------
           Office furniture and equipment           $  87,770    $  78,146            7
           Computer equipment                         255,698      205,842            5
           Computer software                          166,915      163,381        3 - 5
           Advertising displays                       181,477      147,663            3
           Leasehold improvements                      53,098       21,032       5 - 10
                                                     --------     --------

                                                    $ 744,958    $ 616,064
                                                    =========    =========

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


         6.       NOTE PAYABLE - BANK

                  The Company has an unsecured $3,800,000 revolving credit agreement with Harris Trust and Savings Bank. Borrowings of $400,000 were outstanding at December 31, 2000 and are payable upon demand. Outstanding borrowings under the agreement bear interest at one-half percent below the prime rate or, upon the Company's request and subject to the Bank's approval, at a short-term fixed rate. There were no outstanding borrowings at December 31, 1999.

         7.       ACCRUED LIABILITIES

                  Accrued liabilities at December 31, 2000 and 1999 consist of the following:

                                                            2000        1999
                                                        -----------  -----------
                                     Accrued discounts  $   701,236  $   604,564
                                      Accrued expenses    1,738,559    1,414,298
                                     Customer deposits      228,748      143,790
                                      Deferred revenue      892,254      876,139
                                                        -----------  -----------

                                                        $ 3,560,797  $ 3,038,791
                                                        ===========  ===========


         8.       LOSS CONTINGENCY AND LITIGATION CHARGE

           The Company is engaged in litigation as a defendant in a case of alleged breach of contract relative to its Cass Recruitment Media ("CRM") division. On February 21, 2001, the jury returned a verdict against the Company in the amount of $1,329,568. On May 9, 2001, the United States District Court for the Northern District of Illinois reduced the judgment awarded to approximately $1,050,000, including an amount for interest. In addition, the plaintiff has notified the Company that they will be seeking to recover attorney's fees and costs totaling approximately $650,000. The Company has commenced an appeal of the judgment and the plaintiff has cross-appealed certain rulings in favor of the Company.

           On July 31, 2001, the stockholder of the Company provided an additional capital contribution of $1,700,000 to fund liabilities which arise or become due in connection with the litigation. Upon the merger of the Company with and into Alloy, Inc. (f/k/a Alloy Online, Inc. "Alloy") on August 2, 2001, the funds were deposited by Alloy into an escrow account. On August 28, 2001, a settlement of $1,475,000 was agreed to by the parties, which will be paid from the escrow account established by Alloy.

           It is the Company's policy to accrue amounts related to legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable. The Company has recorded a litigation charge of $1,475,000 as of December 31, 2000 to provide for the settlement discussed above. The litigation charge was recorded by Cass due to its assumption of the loss contingency upon the sale of the CRM division to Cass Recruitment Media, Inc. on July 31, 2001. See Note 11.

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


         9.       INCOME TAXES

                  Income taxes of $60,291 and $21,928 for the years ended December 31, 2000 and 1999, respectively, are due to certain state income taxes. Since the Company has elected S corporation status, no provision is made for federal income taxes.

                  No provision is made for state deferred income taxes resulting from temporary differences between years in the recognition of certain revenue and expense items for financial and tax reporting purposes, since the effect on the financial statements would be immaterial.

         10.      LEASE COMMITMENTS

                  The Company leases office space in Evanston, Illinois; New York City, New York; and Los Angeles, California under long-term operating leases expiring at various dates through April 2010. The leases include escalation clauses for certain operating expenses. The accompanying financial statements reflect rent expense on a straight-line basis over the term of the leases which may differ from the cash payments required by the leases. Rent expense for all operating leases charged to income for the years ended December 31, 2000 and 1999 was $489,335 and $476,347, respectively.

                  Future minimum lease commitments for each of the next five years are as follows:

                                                  Year ending
                                                 December 31,
                                                 ------------
                                                         2001        $532,441
                                                         2002         538,686
                                                         2003         399,960
                                                         2004         158,460
                                                         2005         158,460

         11.      SUBSEQUENT EVENTS

           Effective July 31, 2001, the assets of the Cass Recruitment Media ("CRM") division were sold to Cass Recruitment Media, Inc., an affiliated entity owned by the stockholder of the Company, in exchange for the assumption of the obligations and liabilities of the CRM division. The obligations and liabilities assumed excluded the loss contingency, discussed in Note 8, and the interdivision payable with Cass. The interdivision payable totaled $819,537 at December 31, 2000.

           Subsequently, on August 2, 2001, the Company was merged with and into Alloy, Inc. (f/k/a Alloy Online, Inc. "Alloy"), a multi-channel media company and direct marketer. In accordance with the merger agreement, the outstanding common stock of the Company was exchanged for 1,720,392 shares of Alloy common stock and $9,700,000 in cash, subject to adjustment based on the terms of the agreement.

                UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE
                        SEVEN MONTHS ENDED JULY 31, 2001

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                                  BALANCE SHEET

                                     ASSETS

                                                                                           July 31,
                                                                                             2001
                                                                                        ---------------
Current Assets
     Cash                                                                               $       497,656
     Accounts receivable
         Trade, less allowance for doubtful accounts of $52,582                               1,295,299
         Cass Recruitment Media                                                               1,947,543
     Prepaid expenses                                                                            26,447
                                                                                        ---------------

                  Total current assets                                                        3,766,945
                                                                                        ---------------

Property and equipment
     Office furniture and equipment                                                             625,969
     Computer equipment                                                                       1,415,658
     Computer software                                                                          961,164
     Advertising displays                                                                       649,334
     Leasehold improvements                                                                     124,264
                                                                                        ---------------

                                                                                              3,776,389

     Accumulated depreciation and amortization                                                2,401,792
                                                                                        ---------------

                                                                                              1,374,597
                                                                                        ---------------

Other asset
     Deposits                                                                                   247,431
                                                                                        ---------------


                                                                                        ---------------

                                                                                        $     5,388,973
                                                                                        ===============

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                                  BALANCE SHEET
                                   (Continued)


LIABILITIES AND STOCKHOLDER'S DEFICIT

                                                                                           July 31,
                                                                                             2001
                                                                                        ---------------
      Current liabilities
           Note payable - bank                                                          $     1,155,000
           Accounts payable                                                                   2,002,904
           Accrued discounts                                                                     85,746
           Accrued expenses                                                                     545,317
           Customer deposits                                                                    496,893
           Deferred revenue                                                                      78,871
           Loss contingency                                                                   1,475,000
                                                                                        ---------------

                        Total current liabilities                                             5,839,731
                                                                                        ---------------

      Accrued rent expense                                                                      289,429
                                                                                        ---------------


      Stockholder's deficit
           Common stock, no par value; authorized 1,000
                shares; issued and outstanding 50 shares                                         20,500
           Contributed capital                                                                  500,000
           Accumulated deficit                                                               (1,260,687)
                                                                                        ---------------
                                                                                               (740,187)
                                                                                        ---------------

                                                                                        $     5,388,973
                                                                                        ===============

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

           STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)


                                                                           Seven Months Ended July 31,
                                                                       -----------------------------------
                                                                             2001                2000
                                                                       ---------------     ---------------

Revenue - net                                                          $     3,872,763     $     3,966,402
Operating expenses                                                           4,731,970           4,224,521
                                                                       ---------------     ---------------

Income (loss) from operations                                                 (859,207)           (258,119)
Other income (expense)
     Investment income                                                           2,275              14,519
     Realized gain on distribution of investments
         to stockholder                                                             --             591,788
         Interest expense                                                      (48,117)            (39,202)
         Other expense - net                                                  (443,714)            (22,670)
                                                                       ---------------     ---------------

Income (loss) before income taxes                                           (1,348,763)            286,316
Income taxes                                                                         9                  --
                                                                       ---------------     ---------------

Net income (loss)                                                           (1,348,772)            286,316
Other comprehensive income
     Unrealized loss on investments                                                 --             (59,179)
      Reclassification adjustment for gain
          included in net income                                                    --            (591,788)
                                                                       ---------------     ---------------

Comprehensive income (loss)                                            $    (1,348,772)    $      (364,651)
                                                                       ===============     ===============

                               CASS COMMUNICATIONS
                    (A DIVISION OF CASS COMMUNICATIONS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                               Seven Months Ended July 31,
                                                                           -----------------------------------
                                                                                2001                2000
                                                                           ---------------     ---------------

  Cash flows from operating activities:
       Net income (loss)                                                   $    (1,348,772)    $       286,316
       Adjustments to reconcile net income to net cash
            provided by operating activities:
       Depreciation and amortization                                               428,132             398,627
       Gain on disposition of equipment                                                 --              (1,350)
       Capital retirements                                                         409,901                  --
       Realized gain on distribution of investments to stockholder                      --            (591,788)
       Decrease in assets                                                        3,893,648           4,422,545
       Decrease in liabilities                                                  (3,373,958)         (3,898,996)
                                                                           ---------------     ---------------

           Net cash provided by operating activities                                 8,951             615,354
                                                                           ---------------     ---------------

  Cash flows from investing activities:
       Capital expenditures                                                        (93,766)         (1,017,886)
                                                                           ---------------     ---------------

           Net cash used in investing activities                                   (93,766)         (1,017,886)
                                                                           ---------------     ---------------

  Cash flows from financing activities:
       Net borrowings under revolving credit agreement                             755,000           1,590,000
       Proceeds from capital contribution                                          500,000                  --
       Cash distributions paid to stockholder                                     (736,000)         (1,752,968)
                                                                           ---------------     ---------------

           Net cash provided by (used in) financing activities                     519,000            (162,968)
                                                                           ---------------     ---------------

  Net increase (decrease) in cash                                                  434,185            (565,500)
  Cash at beginning of period                                                       63,471             621,552
                                                                           ---------------     ---------------

  Cash at end of period                                                    $       497,656     $        56,052
                                                                           ===============     ===============

  Supplemental disclosures of cash flow Information:
        Interest paid                                                      $        38,885     $         8,345
        Income taxes
        Noncash investing and financing activities:
           Unrealized loss on investments                                  $            --             (59,179)
           Distribution of investments to stockholder                      $            --          (1,438,434)


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


CASS COMMUNICATIONS, INC. NOTES TO CONDENSED FINANCIAL STATEMENTS


1.       FINANCIAL STATEMENT PRESENTATION

The accompanying financial statements have been prepared by CASS Communications, Inc. (the "Company"), without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive losses and cash flows at July 31, 2001 and for all periods presented have been made. The accompanying carve-out financial statements represent the financial position and results of operations of CASS Communications on a stand-alone basis. The results of operations for the periods ended July 31, 2001 and 2000 are not necessarily indicative of the operating results of the full year.

Certain information and footnote disclosures prepared in accordance with generally accepted accounting principles and normally included in the financial statements have been condensed or omitted. It is suggested that these financial statements and accompanying notes be read in conjunction with the financial statements and accompanying notes related to the Company's fiscal year ended December 31, 2000 included in Exhibit 99.3 to the accompanying Form 8-K/A.


2.       BUSINESS

The Company was founded in 1968 and is comprised of two separate divisions, CASS Communications and CASS Recruitment Media. These financial statements present the accounts of CASS Communications only. CASS acts as an intermediary, or middleman, between national advertising agencies and advertisers, and the media networks which CASS represents. Its contracted media and promotional channels include college and high school newspapers reaching over 21 million readers. Additionally, the Company reaches over 6.5 million students on college and high school campuses through its outdoor and display media assets, and provides marketers with full service event production and promotion capability. The Company is based in Evanston, Illinois, with additional offices in New York and Los Angeles.


3.       COMPREHENSIVE INCOME

The Company observes the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting from investments by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is the total of net income and all other non-owner changes in equity (or other comprehensive income) such as unrealized gains or losses on securities classified as available for sale, foreign currency translation adjustments and minimum pension liability adjustments. Other comprehensive income must be reported on the face of annual financial statements or in the case of interim reporting, the footnote approach may be utilized. For the periods ended July 31, 2001 and 2000, the Company's operations did not give rise to material items includible in comprehensive income which were not already included in net income. Accordingly, the Company's comprehensive income is the same as its net income for all periods presented.


4.       DERIVATIVE INSTRUMENTS

In June, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company is required to adopt the provisions of SFAS No. 133 commencing March 1, 2001. The Company currently does not use derivative instruments or engage in hedging activities and, accordingly, does not expect that this statement will have an impact on its consolidated financial statements when adopted.


5.       SUBSEQUENT EVENT

Effective August 2, 2001, Alloy, Inc. ("Alloy") (then named Alloy Online, Inc.) completed the acquisition of all of the outstanding capital stock of the Company. The acquisition was completed pursuant to an Agreement and Plan of Reorganization dated as of July 3, 2001 (the "Reorganization Agreement") by and among Alloy, the Company and Alan M. Weisman, the sole stockholder of the Company (the "Stockholder"). Pursuant to the Reorganization Agreement, the Company was merged with and into Alloy (the "Merger") promptly after the Company spun out the assets of its CASS Recruitment Media division (the "CRM division") to a new company owned by Stockholder, with Alloy surviving the Merger as the surviving corporation. Immediately upon completion of the Merger, Alloy contributed all of the assets and liabilities of the Company to CASS Communications, Inc., a newly-formed Delaware corporation that is an indirect, wholly-owned subsidiary of Alloy ("New CASS"). Alloy gave Stockholder, as consideration for the Merger: (i) 1,720,392 shares (the "Merger Shares") of Alloy's common stock, $.01 par value (the "Alloy Common Stock") having a value of $23,122,000, or $13.44 per share, on July 9, 2001; (ii) nine million, seven hundred thousand dollars ($9,700,000) in cash; and (iii) a contingent Note, which will not be payable, if at all, until four months after the effectiveness of the initial registration for resale of the Merger Shares, with the principal amount of the Note to be determined based on the average closing prices of Alloy Common Stock over such four-month period. The maximum principal amount of the Note will be $10,000,000, and the Note will have no value if the closing price for Alloy Common Stock averages at least $11.28 per share in each of the four months over such four-month period. Alloy also agreed to issue additional shares of Alloy Common Stock to Stockholder if New CASS meets certain earnings targets over the 12-month period following the closing of the Merger. In connection with the Merger, Stockholder granted Alloy an option to purchase, and certain rights of first refusal with respect to the sale of, the company that acquired the assets of the CRM division or all or substantially all of its assets. The option and the rights of first refusal are exercisable until August 2, 2007.


                                      -15-